Exhibit 10.23

LEASE AGREEMENT

This Lease Agreement is between REDBILL, LLC, a Florida limited liability company of 701 Solana Shores Drive, #502, Cape Canaveral, FL 32920 (“Landlord”) and GENO, LLC, a Florida Limited Liability Company of 2941 Oxbow Circle, Cocoa, FL 32926 (“Tenant”) and is entered into on this 3rd day of October, 2013.

In consideration of the mutual covenants and agreements of this lease, and other good and valuable consideration, Landlord demises and leases to Tenant, and Tenant leases from Landlord, use of 2,400 square feet of commercial warehouse space situated at Suites D and E, 3062 Oxbow Circle, Cocoa, Florida 32927 (hereinafter referred to as the “premises” or “leased premises”) for the purpose of office and warehouse use (the “Permitted Use”).

Term of Lease

§1.01. The term of this lease is for a period of one (1) year beginning on October 1, 2013 through September 30, 2014, unless terminated sooner as provided in this lease.

Lease Period Defined

§1.02. “Lease Period” means a period of thirty (30) consecutive full calendar days beginning October 1, continuing month to month thereafter, ending on September 30.

Holdover

§1.03. If Tenant holds over and continues in possession of the premises after the lease term (or any extension of it) expires, other than as provided in §1.03, Tenant will be considered to occupy the premises on a month-to-month tenancy, subject to all the terms of this lease.

Commission

§1.04. Landlord shall pay PHILIP MADISON (herein referred to as “Broker”) a commission in the amount of EIGHT HUNDRED FORTY AND NO/100TH DOLLARS ($840.00) upon full execution of this lease.

Rent

§2.01. Tenant shall pay Landlord $7.00 per square foot for 2,400 square feet which equals SIXTEEN THOUSAND EIGHT HUNDRED AND NO/100TH DOLLARS ($16,800.00) per year (“Annual Rent”), plus applicable state of Florida sales tax, for lease of the premises. On or before the first day of each month, Tenant shall pay one-twelfth (1/12) of the Annual Rent, plus the proportionate amount of state of Florida sales tax, as a minimum fixed rent for the next month for such twelve month period. Any payment received by Landlord later than the fifth day of such month will incur a late fee of twelve percent (12%) of any outstanding amount due.

§2.02. Tenant shall pay all the costs of general utilities necessary for Tenant to carry on their normal business transactions at the leased premises. Under no circumstances shall the Tenant obligate the Landlord for utility charges, nor shall Tenant obligate the Landlord for additional utilities. Tenant shall not modify the premises in any way without prior permission from Landlord.

Payment of water shall be paid on a pro-rata share among all tenants occupying space at Landlord’s property. Such pro-rata share shall be determined by the total number of square feet occupied by tenants divided by such tenant’s square footage.

By way of example, if 5,000 square feet of space is occupied by tenants and tenant #1 leases 1,000 square feet of space and tenant #2 leases 4,000 square feet of space, then:

Tenant #1 pays one-fifth of the water bill, and

Tenant #2 pays four-fifths of the water bill.

With each increasing tenant occupancy, the water bill per tenant will be recalculated in accordance with such formula.

§2.03. Tenant shall pay Landlord the sum of ONE THOUSAND FOUR HUNDRED AND NO/100TH DOLLARS ($1,400.00) as a security deposit simultaneous with execution of this Lease, to be held as a non-interest bearing security deposit for the full and faithful performance of each and every provision of this Agreement by Tenant, his employees, agents, guests or invitees. Said security deposit shall be returned to Tenant, without interest, upon proper expiration of this Agreement and delivery of possession of the Premises to the Landlord in a clean and like condition as when received, normal wear and tear excepted. In the event that Landlord finds it necessary to assess any charge against the security deposit, the Tenant shall be entitled to receive written notice of the amount and reason for such charges. Tenant understands that if there are damages beyond reasonable wear and tear, its liability is not limited to the amount of the security deposit. It is further understood that under no circumstances is this security deposit to be used for, or considered to be part of, any rent due. Upon the expiration of this Lease, or any extension thereof, if the option to renew is not exercised, the security deposit without interest shall be refunded to Tenant within thirty (30) days from final lease termination date.

§2.04.	Rent commencement date shall be October 1, 2013.

Upon execution of this Lease, Tenant shall pay first month’s rent, last month’s rent and one month’s rent as a security deposit for a total of FOUR THOUSAND TWO HUNDRED AND NO/100TH DOLLARS ($4,200.00).

Maintenance by Landlord

§3.01. Landlord shall be responsible for the exterior walls and structural elements of the building and the parking lot of the Premises and shall make necessary repairs upon Tenant’s reasonable request. Tenant shall have no maintenance obligation concerning the exterior of the premises and no obligation to make any repairs or replacements in, on or to the exterior of the Premises. Tenant assumes the full and sole responsibility for the condition, operation, repair and maintenance of the interior of the Premises, including all Landlord approved improvements throughout the Lease Term. Tenant shall maintain the Premises and all improvements and buildings in good repair and in a clean, attractive, first-class condition. Tenant shall not commit or allow to be committed any waste on any portion of the premises.

Maintenance and Surrender by Tenant

§3.02. Tenant will, at its own expense and risk, maintain the premises, maintain the heating and air conditioning of the leased premises.

§3.03. Tenant must surrender and deliver the premises to Landlord in as good a state of repair and condition as they were in when Landlord delivered possession to Tenant, except for reasonable wear and tear and damage by fire, tornado, or other casualty.

Remedy for Failure To Maintain

§3.04. If either party fails to perform its obligation to repair or maintain according to §§ 3.01 through 3.03 above within a reasonable time after written delivered written notice from the other party of the need for such repair or maintenance, the other party may make the repairs or perform the maintenance, or have the repairs made or maintenance performed at its own expense. The party required by §§ 3.01 through 3.03 to make the repair or to perform the maintenance must reimburse the party actually making the repair or having it made or performed or having the maintenance performed, for the reasonable expense of the repair or maintenance as follows:

(a) Tenant must pay any reasonable costs incurred by Landlord under this section to Landlord as additional rental on the next rental-installment date or, if no further rental installments remain under the lease, within thirty (30) days or when the lease terminates, whichever occurs first.

(b) Tenant shall maintain the premises and comply with all Environmental Protection Agency and OSHA rules and regulations, local, county, state and federal ordinances and laws.

Personal Property Taxes

§4.01. Tenant must pay and fully discharge all taxes, special assessments, and governmental charges of any kind imposed during the lease term on the furniture, trade fixtures, appliances, equipment, and other property (personal and otherwise) placed by Tenant in, on, or about the premises.

Real Property Taxes and Assessments

§4.02. Landlord must pay and fully discharge all real-property taxes, special assessments, and governmental charges of any kind imposed on the premises during the lease term, including any special assessments imposed on or against the premises for constructing or improving public works.

Utility Charges

§5.01. Tenant will pay all utility charges for water, electricity, heat, gas, telephone and garbage removal service used in and about the premises during the lease term. Tenant will pay the charges directly to the utility company or municipality furnishing the service before the charges become delinquent or directly to Landlord should such charges be prorated based on number of tenants occupying Landlord’s leased property.

Consent of Landlord

§6.01. Tenant may not make any alterations, additions, or improvements to the premises without Landlord’s prior written consent. Landlord may not unreasonably withhold consent for nonstructural alterations, additions, or improvements.

§6.02. All alterations, additions, or improvements made by Tenant must be removed from the premises when the lease terminates.

Alterations Required by Accessibility Laws

§6.03. If any alterations, additions, or improvements to the premises are mandated by legal requirements related to accessibility by persons with disabilities (“accessibility alterations”), Tenant is responsible for making them. The allocation of responsibility for compliance with such legal requirements under this section is a material inducement for the parties to enter this lease.

Trade Fixtures

§7.01. Tenant has the right at all times to erect or install shelves, bins, machinery, or other trade fixtures in, on, or about the premises, as long as Tenant complies with all applicable governmental laws, ordinances, and regulations regarding the fixtures. Tenant may remove all trade fixtures when the lease terminates if Tenant is not in default under the lease and the fixtures are removable without structural damage to the premises. Tenant must repair any damage to the premises caused by removing trade fixtures, and all the repairs must be completed before the lease terminates. Any trade fixtures not removed by Tenant when this lease terminates will be considered abandoned by Tenant and will automatically become Landlord’s property.

Signs

§7.02. Tenant may erect signs on any portion of the premises—including but not limited to the exterior walls—subject to applicable statutes, ordinances, and zoning restrictions, which compliance shall be the sole responsibility of Tenant. Tenant must remove all signs when this lease terminates or upon Tenant’s default hereunder and must repair any damage, including but not limited to closing any holes caused by removal complying with applicable statutes, ordinances and zoning restrictions which compliance shall be the sole responsibility of Tenant.

Mechanic’s Liens And Limitation On Liens

§8.01. Tenant will not permit any mechanic’s lien or liens to be placed on either the premises or improvements on the premises. If a mechanic’s lien is filed on the premises or on improvements on them, Tenant will promptly pay the lien. If default in payment of the lien continues for twenty (20) days after Landlord’s written notice to Tenant, Landlord may, at its option, pay the lien or any portion of it without inquiring into its validity. Any amounts Landlord pays to remove a mechanic’s lien caused by Tenant to be filed against the premises or against improvements on the premises, including expenses and interest, will be due from Tenant to Landlord and must be repaid to Landlord immediately on rendition of written notice, along with interest at eighteen (18%) percent annually from the date of payment until repaid in full.

§8.02 Landlord’s interest in the premises is not subject to mechanics’ liens for improvements made, or contracted for, by Tenant. Tenant must give written notification of this lease provision to all contractors making any improvements on the premises.

§8.03 Notwithstanding anything to the contrary contained herein or provided by applicable law, Landlord acknowledges and agrees that (i) Landlord shall have no lien on Tenant’s personal property, inventory, equipment, fixtures, trade fixtures or other assets, whether presently existing or hereinafter acquired (collectively, “Tenant’s Property”) excluding leasehold improvements purchased using proceeds from the Tenant’s Allowance; and (ii) Landlord waives any common law, Uniform Commercial Code and/or statutory right, lien, security interest or similar claim against any of Tenant’s Property.

Property/Liability Insurance

§9.01. Tenant must, at its own expense, continuing during the lease term, insure against loss or liability in connection with bodily injury, death, or property damage or destruction, occurring on or about the premises under one or more policies of commercial general liability insurance.

Each policy shall be written on a claims made basis that includes a twenty-four (24) month extended reporting period and a retroactive date that pre-dates the term of this Lease Agreement with coverage extended to Landlord as additional insured. The commercial general liability insurance coverage shall be $3 million per claim limit; $3 million general aggregate limit. The insurance is to be carried by one or more insurance companies licensed to do business in the state of Florida. The insurance policy or policies must include and extend coverage to Landlord as additional insured solely for its liability to the extent arising from Tenant’s negligence or intentional misconduct. Tenant and Landlord agree that any proceeds for loss or damage to buildings, structures, or improvements are to be first applied to repair of structural damage of Landlord’s building and to structural damage to the Leased Premises.

Remedy for Failure To Provide Insurance

§9.02. Tenant must furnish Landlord with certificates of all insurance required by this article. If Tenant does not provide the certificates when Landlord delivers possession to Tenant or if Tenant allows any insurance required under this article to lapse, Landlord may, at its option, take out and pay the premiums on the necessary insurance to comply with Tenant’s obligations under this article. Landlord is entitled to prompt reimbursement from Tenant (within 30 days of request and proof of charges/payment) for all amounts spent to procure and maintain the insurance, with interest at the rate of twelve percent (12%) percent annually from the date of payment by Landlord until reimbursement.

Tenant’s General Indemnity

§9.03. Tenant shall indemnify and hold Landlord harmless against any claims, demands, damages, costs, and expenses, including reasonable attorney’s fees for defending the claims and demands, to the extent arising from the conduct or management of Tenant’s business on the leased premises or from its use of them; from any breach on Tenant’s part of any conditions of this lease; or to the extent resulting from any act or negligence of Tenant, its agents, contractors, employees, subtenants, concessionaires, or licensees in or about the premises. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant, upon written notice from Landlord, will defend the action or proceeding by counsel acceptable to Landlord. This section survives the expiration or earlier termination of this lease.

Tenant’s Environmental Indemnity

§9.04. (a) Tenant is responsible for payment of that portion of any cleanup costs for the leased premises necessary for compliance with Hazardous Materials Laws that arise as a result of Tenant’s discharge of Hazardous Materials on the premises during the Tenant’s occupancy of the premises

(b) Tenant shall indemnify, defend, and hold harmless Landlord from and against all claims, liabilities, losses, damages, and costs, foreseen or unforeseen, including without limitation counsel, engineering, and other professional or expert fees, that Landlord may incur by reason of and to the extent of Tenant’s action or inaction with regard to Tenant’s obligations under this section. This section survives the expiration or earlier termination of this lease.

Notice to Landlord

§10.01. If the premises or any structures or improvements on them are damaged or destroyed by fire, hurricane, tornado, or other casualty, Tenant must promptly give Landlord written notice of the damage or destruction, including a description of the damage and, as far as known to Tenant, the cause of the damage.

Total Destruction

§10.02. If the premises are totally destroyed by fire, hurricane, tornado, or other casualty not the fault of Tenant or any person in or about the premises with Tenant’s express or implied consent, or if they are so damaged that rebuilding or repairs cannot reasonably be completed within thirty (30) working days this lease will terminate, and rent will be abated for the unexpired portion of this lease, effective as of the date of written notification as provided in §10.01.

Partial Destruction

§10.03. If the premises are damaged by fire, tornado, or other casualty not the fault of Tenant or any person in or about the premises with Tenant’s express or implied consent, but not to such an extent that rebuilding or repairs cannot reasonably be completed within thirty (30) working days this lease will not terminate except as follows:

(a) If the premises are partially destroyed before the final two months of the lease term, Landlord must, at its sole cost and risk, proceed immediately to rebuild or repair the premises to substantially the condition they were in before the damage. If the damage renders the premises untenantable in whole or in part, the rent payable during the period in which they are untenantable will be adjusted equitably. If Landlord fails to complete the rebuilding or repairs within sixty (60) working days from the date of Tenant’s written notification to Landlord of the damage, Tenant may terminate this lease by written notification to Landlord. On such notification, all rights and obligations under this lease will cease.

(b) If the premises are partially destroyed before the final month of the lease term, Landlord need not rebuild or repair the premises. If Landlord elects not to rebuild or repair and the damage rendered the premises untenantable in whole or in part, Tenant may terminate the lease or continue it, with the rent for the remainder of the lease period adjusted equitably.

Total Condemnation

§11.01. If, during the lease term, all of the premises are taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain, or are sold to the condemning authority under threat of condemnation, this lease will terminate, and the rent will be abated during the unexpired portion of this lease, effective as of the date the condemning authority takes the premises.

Partial Condemnation

§11.02. If less than all, but more than fifty (50%) percent, of the premises are taken for any public or quasi-public use under any governmental law, ordinance, or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, Tenant may terminate the lease by giving Landlord written notice within 30 days after the entity exercising the power of condemnation takes possession of the condemned portion.

If the premises are partially condemned and Tenant fails to exercise the option provided in the preceding paragraph to terminate the lease, or if less than fifty (50%) percent of the premises are condemned, this lease will not terminate, but Landlord must immediately, at its sole expense, restore and reconstruct the building and other improvements situated on the premises to make them reasonably tenantable and suitable for the uses for which the premises are leased. The minimum fixed rent payable under §2.01 of this lease will be adjusted equitably during the unexpired portion of this lease.

Condemnation Award

§11.03. Landlord and Tenant are each entitled to receive and retain such separate awards and portions of lump-sum awards as are allocated to their respective interests in any condemnation proceedings. The termination of this lease will not affect the rights of the respective parties to the awards.

Tenant’s Default

§12.01. If Tenant allows the rent to be in arrears more than five (5) days after the date such payment is due (a “Monetary Default”); (b) Tenant fails to perform any other obligation under this Lease or any Guarantor defaults under any guaranty of this Lease (a “Non-monetary Default”); (c) Tenant or any Guarantor or surety for Tenant’s obligation under this Lease becomes bankrupt or insolvent or makes a general assignment for the benefit of creditors or takes the benefit of any insolvency act, or if any debtor proceedings are taken by or against Tenant or any Guarantor or surety; (d) a receiver or trustee in bankruptcy is appointed for the Tenant’s property and the appointment is not vacated and set aside within 30 days from the date of the appointment; or (e) Tenant rejects this Lease in any bankruptcy, insolvency, reorganization, or arrangement proceedings; or (f) the leasehold estate granted to Tenant by this Lease is taken on execution or other legal process and upon written notice of the delinquency, or if Tenant remains in default under any other condition of this lease for TEN (10) days after written notice from Landlord, such notice not being an obligation of Landlord in the event of a monetary default for payment of rent or other monetary obligation under this Lease, Landlord may, without notice to Tenant, terminate this lease, accelerate all payments due under this Lease and, may reenter and take possession of the premises and remove all persons and property without being considered guilty of any manner of trespass and may relet the premises (or any part of them) for all or any part of the remainder of the lease term to a party satisfactory to Landlord and at the monthly rental that Landlord can secure with reasonable diligence. If Landlord cannot relet after reasonable efforts to do so or if the monthly rental is less than the rental Tenant was obligated to pay under this lease, Tenant must pay Landlord the expense of reletting plus the amount of any deficiency in the rent.

Landlord’s Lien

§12.02. If Landlord exercises the option to terminate the leasehold, reenter, and relet the premises, as provided in §12.01, and gives Tenant TEN (10) days written notice (“Possession Notice”) of its intent to take possession of Tenant’s property on the premises and an opportunity for a hearing on the matter, Landlord may take possession of all of Tenant’s property on the premises, which property shall be deemed abandoned and may be dealt with accordingly by Landlord. After giving Tenant Possession Notice, Landlord may then sell the property at public or private sale, for cash or on credit, for the prices and terms as Landlord considers best, with or without having the property present at the sale. The proceeds of the sale will be applied first to the necessary and proper expense of removing, storing, and selling the property, then to the payment of any rent due or to become due under this lease; any balance will be paid to Tenant.

Landlord’s Default

§12.03. (a) If Landlord defaults in performing any term or covenant that Landlord must perform under this agreement, Tenant may do either of the following:

(i) After not fewer than ten (10) days’ written notice to Landlord, Tenant may remedy the default by any necessary action and, in connection with the remedy, may pay expenses and employ counsel. Landlord must, on demand, pay Tenant all sums expended or obligations incurred by Tenant in connection with remedying Landlord’s default.

(ii) Tenant may terminate this lease by giving Landlord at least SIXTY (60) days’ written notice of its intention. If Tenant chooses this option, the lease will terminate on the date designated in Tenant’s written notice, unless Landlord has cured the default before the 60 day period expires.

(b) Landlord’s default does not give Tenant the right to withhold payment of rent during the term of the lease.

Cumulative Remedies

§12.04. All Landlord’s and Tenant’s rights and remedies under this Article are cumulative, and none will exclude any other right or remedy provided by law or any other provision of this lease. All the rights and remedies may be exercised and enforced concurrently and whenever occasion for their exercise arises.

Waiver of Breach

§12.05. Landlord’s or Tenant’s waiving a breach of this lease by the other party does not constitute a continuing waiver or a waiver of any subsequent breach.

Inspection By Landlord

§13.01. Tenant will permit Landlord and its agents, representatives, and employees to enter the premises at all reasonable times for the purpose of inspection, maintenance, making repairs or alterations to the premises, or any other purpose necessary to protect Landlord’s interest in the premises or to perform its duties under this lease.

Assignment and Subletting by Tenant

§14.01. Tenant may not sublet, assign, encumber, or otherwise transfer this lease and any right or interest in the premises or the improvements on them, without Landlord’s prior written consent. If Tenant sublets, assigns, encumbers, or otherwise transfers its rights or interests in this lease or in the premises or the improvements on them without Landlord’s written consent, Landlord may, at its option, declare this lease terminated, and may cause a balloon payment due to Landlord for the mandatory 90 day rental period upon the execution of such Assignment of rights under this Lease. If Landlord consents in writing to an assignment, sublease, or other transfer of Tenant’s rights under this lease, the assignee or subtenant must assume all of Tenant’s obligations under this lease, and Tenant will remain liable for every obligation under the lease. Landlord may not arbitrarily or unreasonably withhold consent under this section.

Assignment by Landlord

§14.02. Landlord may assign or transfer any of its interests under this lease.

Notices and Addresses

§15.01. (a) All notices required under this lease must be given in writing by certified mail, return receipt requested and first class mail, addressed to the proper party, at the following addresses:

Landlord:

REDBILL, LLC

701 Solana Shores Drive, #502 Cape

Canaveral, FL 32920

With a copy to:

Jason M Gordon, Esq.

257 N. Orlando Avenue

Cocoa Beach, FL 32931

Tenant:

GENO, LLC

2941 Oxbow Circle

Cocoa, FL 32926

(b) Either party may change the address to which written notices are to be sent by sending written notice of the new address to the other party in accordance with the provisions of this section.

Parties Bound

§15.02. This agreement binds, and inures to the benefit of, the parties to this lease and their respective heirs, executors, administrators, legal representatives, successors, and permitted and proper assignees.

Choice of Law

§15.03. This agreement is to be construed under Florida law, and all obligations of the parties created by this lease are performable in Brevard County, Florida.

Legal Construction

§15.04. If any one or more of the provisions in this agreement are for any reason held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the agreement, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

Prior Agreements Superseded

§15.05. This agreement constitutes the parties’ sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter.

Amendment

§15.06. No amendment, modification, or alteration of this agreement is binding unless in writing, dated subsequent to the date of this agreement, and duly executed by the parties.

Rights and Remedies Cumulative

§15.07. The rights and remedies provided by this lease are cumulative, and either party’s using any right or remedy will not preclude or waive its right to use any other remedy. These rights and remedies are in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

Attorney’s Fees and Costs

§15.08. If any action is brought to enforce this agreement, the prevailing party is entitled to recover reasonable attorney’s fees and costs from the other party, in addition to any other relief that may be awarded.

Force Majeure

§15.09. Neither Landlord nor Tenant is required to perform any term or covenant in this lease so long as performance is delayed or prevented by force majeure, which includes acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within Landlord’s or Tenant’s control and that Landlord or Tenant cannot, by exercising due diligence, prevent or overcome, in whole or part.

Time of Essence

§15.10. Time is of the essence of this agreement.

Brokered Lease

§16.01. Tenant and Landlord acknowledge that this lease agreement is an agreement brought to Landlord through real estate brokers, and is provided for as such in §1.04. Landlord shall indemnify, defend and hold harmless Tenant against any claims or demands by such real estate broker for fees related to this Lease.

Indemnification

§17.01. Tenant shall indemnify, defend, and hold harmless Landlord and Landlord’s employees, agents, and contractors (the “indemnified Parties”) from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys’ fees) resulting from claims by third parties in connection with Tenant’s use of the Premises. This Indemnification article shall not be construed to restrict, limit, or modify either party’s insurance obligations under this Lease. Tenant’s compliance with the insurance requirements under this Lease shall not restrict, limit, or modify Tenant’s obligations under this Indemnification article.

Landlord’s Representations

§18.01. Landlord represents and warrants to Tenant as follows:

(a) Landlord has full right and authority to enter into this Lease and perform Landlord’s obligations under this Lease.

(b) The premises is not subject to any existing claim for construction liens resulting from work performed by or on behalf of Landlord, nor are there any existing tenants entitled to possession of the Premises.

(c) Landlord has not received any notice, nor is it aware of any pending eminent domain taking affecting the premises.

(d) This Lease is and shall be binding upon and enforceable against Landlord in accordance with its terms, and the transaction contemplated by this Lease will not result in a breach of, or constitute a default under, any agreement to which Landlord or the Premises are subject.

(e) The individual executing this Lease on behalf of Landlord has full authority to do so.

Tenant’s Representations

§19.01. Tenant represents and warrants to Landlord as follows:

(a) Tenant has full right and authority to enter into this Lease and perform Tenant’s obligations under this Lease.

(b) Tenant is not currently engaged in any proceedings in bankruptcy or otherwise which would affect its ability to perform Tenant’s obligations under this Lease.

(c) Tenant has not received any notice, nor is it aware of any action which may affect its obligations to perform under this Lease.

(d) This Lease is and shall be binding upon and enforceable against Tenant in accordance with its terms, and the transaction contemplated by this Lease will not result in a breach of or constitute a default under any agreement to which Tenant is subject and do not contravene or conflict with any provisions of Tenant’s Articles of Incorporation and By-Laws.

(e) The individuals executing this Lease on behalf of Tenant have full authority to do so.

(f) Tenant acknowledges that any right to seek civil remedies under this Lease Agreement shall be conducted in the courts in Brevard County, Florida.

Signatures

§20.01. The parties agree that this lease can be signed in multiple parts. and that a facsimile of a signature will serve as the original if such signatory is vested with full right and authority to enter into this lease on behalf of Landlord or Tenant. The last date of signature shall be the effective date of such Lease.

Quiet Enjoyment

§20.02. Landlord agrees that contingent upon Tenant’s compliance with the terms and conditions of this Lease, Tenant shall quietly and peaceably hold, possess and enjoy, for the purposes intended, the Leased Premises for the full term of this Lease or any renewal or extension thereof without any hindrance or molestation from Landlord or any person claiming by, through or under it, and Landlord will defend the title of the Leased Premises against all persons or entities whomsoever or whatsoever, except those claiming by or through the Tenant.

This Lease is executed in counterparts, each of which shall be deemed an original hereof.

LANDLORD:
REDBILL, LLC, A Florida limited liability company

By:	/s/ Kevin Leo
Name:	Kevin Leo
Title:	Manager

TENANT GENO, LLC A Florida limited liability company

By:	/s/ David Fine
Name:	David Fine
Title:	Chairman